BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                    August 19, 2008





To the Trustees of Narragansett Insured Tax-Free Income Fund

     We consent to the incorporation by reference into pre-effective amendment no. 2 under the under the 1933 Act of our opinion dated July 11, 2008.


                                 Butzel Long, a professional
                                   Corporation



                                   /s/ William L.D. Barrett
                                 By:---------------------------